TUMBLEWEED, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 11, 2001, and does hereby appoint Terrance A. Smith and James M. Mulrooney, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Tumbleweed, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Tumbleweed, Inc., to be held at the Ramada Inn, 1041 Zorn Avenue, Louisville, Kentucky 40207 at 11 a.m., local time, on May 24, 2001, and at any adjournment(s) thereof:

1.   TO ELECT THREE CLASS III DIRECTORS FOR A TERM OF THREE YEARS:

         JAMES F. KOCH
         MINX AUERBACH
         LEWIS BASS

         / / FOR all nominees above         / / WITHHOLD AUTHORITY

(EXCEPT AS MARKED TO THE CONTRARY ABOVE) TO VOTE FOR ALL NOMINEES LISTED ABOVE.
INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR" BOX ABOVE BUT LINE THROUGH THAT NOMINEE'S NAME IN THE LIST OF NOMINEES ABOVE THE BOXES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES LISTED
ABOVE.

2. TO APPROVE THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR 2001.

     / / FOR               / / AGAINST               / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL.

                  (continued on reverse side)



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                  (continued from the other side)

3.TO AMEND THE TUMBLEWEED, INC. 1998 STOCK OPTION AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN AND AVAILABLE FOR AWARDS TO EMPLOYEES AND DIRECTORS.

     / / FOR               / / AGAINST               / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

         PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED ABOVE, FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR 2001 AND FOR THE RATIFICATION OF THE GRANT OF OPTIONS TO MR. TERRANCE A. SMITH.



             Dated: ____________________, 2001

                                             -----------------------------------
                                             Signature
                                             -----------------------------------
                                             Signature, if held jointly

                                             Please sign exactly as your name(s)
                                             appear  hereon.  If shares are held
                                             jointly,   each  stockholder  named
                                             should   sign.   When   signing  as
                                             attorney, executor,  administrator,
                                             trustee or guardian, give your full
                                             title as such.  If the signatory is
                                             a   corporation,   sign   the  full
                                             corporate name by a duly authorized
                                             officer.

                                             PLEASE COMPLETE, DATE, SIGN AND
                                             RETURN THIS PROXY PROMPTLY USING
                                             THE ENCLOSED ENVELOPE.

















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